Exhibit 24.2

PLUS THERAPEUTICS, INC.

POWER OF ATTORNEY

The undersigned director of Plus Therapeutics, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Marc H. Hedrick, M.D., and Andrew Sims, and each of them, with full power of substitution and resubstitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act in such director’s name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement on Form S-3 (File No. 333-286393) relating to the offer and resale by certain selling stockholders of shares of common stock, par value $0.001 per share, of the Registrant, and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Kyle Guse	Director	April 23, 2025
KYLE GUSE